UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2011

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 1st Avenue South, Suite 100, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 13, 2011, the Board of Directors of Jones Soda Co. (the "Company"), upon the recommendation of the Nominating Committee, elected Richard Cautero as a new director. Mr. Cautero, age 56, is President and Managing Director of Executive Advisory Services, an advisory and consulting firm, where he has performed consulting and interim executive assignments in the consumer products, consumer distribution, manufacturing, and technology sectors since 2006. Prior to that, he held numerous executive positions in Consumer Packaged Goods (CPG) roles with Kraft Foods and its former parent, The Altria Group. Mr. Cautero has both a Bachelor and Master of Business Administration from Hofstra University.

Mr. Cautero has not yet been named to a committee of the Board of Directors.

Mr. Cautero will receive the standard compensation provided to all of the Company’s non-employee directors, which is described in Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 18, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated December 19, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

December 19, 2011	By:	/s/ Carrie L. Traner

Name: Carrie L. Traner
Title: Vice President of Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 19, 2011